       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 2002

                                                REGISTRATION NO. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           MENTOR GRAPHICS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                           Mentor Graphics Corporation
                                             8005 SW Boeckman Road
            Oregon                      Wilsonville, Oregon 97070-7777                       93-0786033
            ------                      ------------------------------                       ----------
 (State or other jurisdiction of        (Address, including Zip Code, of        (I.R.S. Employer Identification No.)
  incorporation or organization)           Principal Executive Offices

                              --------------------

                 OPTIONS ASSUMED BY MENTOR GRAPHICS CORPORATION
                          ORIGINALLY GRANTED UNDER THE
          VIRTUAL MACHINE WORKS, INC. 1994 INCENTIVE STOCK OPTION PLAN
                    IKOS SYSTEMS, INC. 1995 STOCK OPTION PLAN
           IKOS SYSTEMS, INC. 1995 OUTSIDE DIRECTORS STOCK OPTION PLAN
             IKOS SYSTEMS, INC. 2000 NONSTATUTORY STOCK OPTION PLAN

                            (Full title of the Plans)

                              --------------------

                                  Dean M. Freed
                       Vice President and General Counsel
                           Mentor Graphics Corporation
                              8005 SW Boeckman Road
                         Wilsonville, Oregon 97070-7777
                                 (503) 685-7000
 (Name, Address and Telephone Number, including Area Code, of Agent For Service)


                                   Copies to:
                             Christopher L. Kaufman
                                Latham & Watkins
                             135 Commonwealth Drive
                          Menlo Park, California 94025
                                 (650) 328-4600

                              --------------------

                         CALCULATION OF REGISTRATION FEE


=======================================================================================================================
      Title Of                         Amount                 Proposed                 Proposed              Amount Of
    Securities To                       To Be             Maximum Offering        Maximum Aggregate        Registration
    Be Registered                    Registered(1)       Price Per Share(2)       Offering Price (2)            Fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, no par value           1,190,848            $14.70                  $17,505,465.60           $1,610.51
-----------------------------------------------------------------------------------------------------------------------

(1) Pursuant to the Agreement and Plan of Merger and Reorganization dated as of March 12, 2002, by and among the Registrant, Fresno Corporation and IKOS Systems, Inc., the Registrant assumed all outstanding options to purchase common stock of IKOS Systems, Inc. under the Virtual Machine Works, Inc. 1994 Incentive Stock Option Plan, the IKOS Systems, Inc. 1995 Stock Option Plan, the IKOS Systems, Inc. 1995 Outside Directors Stock Option Plan, and the IKOS Systems, Inc. 2000 Nonstatutory Stock Option Plan, and such options became exercisable to purchase shares of the Registrant's Common Stock, with adjustments to the number of shares and exercise price of each option. This Registration Statement shall also cover any additional shares of Common Stock which become issuable under these plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Mentor Graphics Corporation Common Stock.

(2) Calculated solely for the purpose of the filing fee under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of a weighted average exercise price of $14.70 per share, as of April 17, 2002.

                                       I.
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


        The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                       II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        We incorporate by reference the following documents we have filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (Commission File Number 0-13442):

        - Annual Report on Form 10-K for the year ended December 31, 2001, including information specifically incorporated by reference into our Form 10-K from our Proxy Statement for our 2002 Annual Meeting of Stockholders, filed with the SEC on March 19, 2002;

        - Current Reports on Form 8-K, filed with the SEC on March 13, 2002 and April 10, 2002;

        - the description of our common stock contained in its Registration Statement on Form 8-A, filed with the SEC under
                Section 12 of Exchange Act; and

        - all documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

        Information that we file later with the Commission will automatically update and supersede this information.

ITEM 4. DESCRIPTION OF SECURITIES

        Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        We are an Oregon corporation. Article V of our bylaws indemnifies directors and officers to the fullest extent permitted by the Oregon Business Corporation Act (the "Act"). The effects of Article V are summarized as follows:

        (a) The Article grants a right of indemnification in respect of any action, suit, or proceeding (other than an action by or in the right of Mentor) against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred, if the persons concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Mentor, and, with respect to any criminal action or proceeding had no reasonable cause to believe the conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction, or plea of nolo contendere does not, of itself, create a presumption that the person did not meet the required standards of conduct.

        (b) The Article grants a right of indemnification in respect of any action or suit by or in the right of Mentor against the expenses (including attorneys' fees) actually and reasonably incurred if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Mentor, except that no right of indemnification will be granted if the person is adjudged to be liable to us.

        (c) Every person who has been wholly successful on the merits of a controversy described in (a) or (b) above is entitled to indemnification as a matter of right.

        (d) We are required to promptly indemnify a director or officer unless it is determined by a majority of disinterested directors or by independent counsel that the person's actions did not meet the relevant standard for indemnification. If the disinterested directors or independent counsel determine that indemnification is not required, the person seeking indemnification may petition a court for an independent determination. In any court action, we will have the burden of proving that indemnification would not be proper. Neither the disinterested directors' failure to make a determination regarding indemnification for the claim nor an actual determination that the person failed to meet the applicable standard will be a defense to such action or create a presumption that the person is not entitled to indemnification.

        (e) We will advance to a director or officer the expenses incurred in defending any action, suit or proceeding in advance of its final disposition if the director or officer affirms in good faith that he or she is entitled to indemnification and undertakes to repay any amount advanced if it is determined by a court that the person is not entitled to indemnification.

        (f) We may obtain insurance for the protection of its directors and officers against any liability asserted against them in their official capacities.

        The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise.

        We have also entered into Indemnity Agreements with all directors and officers. While the Indemnity Agreements in large part incorporate the indemnification provisions of the Act as described above, they vary from the Act in several respects. The Indemnity Agreements obligate us to provide the maximum indemnification protection allowed under Oregon law, which is intended to provide indemnification broader than that expressly authorized by the Act. The most significant effect of the Indemnity Agreements is to add indemnification for judgments and settlements of derivative lawsuits to the fullest extent permitted by law as may be limited by public policy considerations applied by the courts.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not Applicable.

ITEM 8. EXHIBITS

        4.1 Restated Articles of Incorporation of the Registrant, as amended. Incorporated by reference to Exhibit 4A to Mentor Graphics' Registration Statement on Form S-3 (Registration No. 33-23024) and Exhibit 3B to Mentor Graphics' Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

        4.2 Bylaws of the Registrant. Incorporated by reference to Exhibit 3C to Mentor Graphics' Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

        4.3 Rights Agreement, dated as of February 10, 1999, between Mentor Graphics Corporation and American Stock, Transfer & Trust Co. Incorporated by reference to Exhibit 4.1 to Mentor Graphics' Current Report on Form 8-K filed on February 19, 1999.

        5.1     Opinion of counsel.

        23.1    Consent of Arthur Andersen LLP.

        23.2    Consent of KPMG LLP.

        23.3    Consent of counsel (included in Exhibit 5.1).

        24.1 Power of Attorney (incorporated by reference in the signature page to the Registration Statement).

        99.1    Virtual Machine Works, Inc. 1994 Incentive Stock Option Plan.

        99.2    IKOS Systems, Inc. 1995 Stock Option Plan.

        99.3    IKOS Systems, Inc. 1995 Outside Directors Stock Option Plan.

        99.4    IKOS Systems, Inc. 2000 Nonstatutory Stock Option Plan.



ITEM 9. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California on this 1st day of May, 2002.

                                        MENTOR GRAPHICS CORPORATION


                                        By: /s/ DEAN M. FREED
                                            ----------------------------------
                                            Dean M. Freed
                                            Vice President and General Counsel


                                POWER OF ATTORNEY


        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Dean M. Freed with full power of substitution and full power to act without the other, such person's true and lawful attorney-in-fact and agent to act for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 1, 2002.


              Signature                                                     Title
              ---------                                                     -----
/s/ WALDEN C. RHINES                                 Chairman of the Board and Chief Executive Officer
---------------------------------------              (Principal Executive Officer)
Walden C. Rhines

/s/ GREGORY K. HINCKLEY                              President and Chief Operating Officer and Director
---------------------------------------              (Principal Financial Officer)
Gregory K. Hinckley

/s/ ANTHONY B. ADRIAN                                Vice President, Corporate Controller
---------------------------------------              (Principal Accounting Officer)
Anthony B. Adrian

/s/ SIR PETER BONFIELD                               Director
---------------------------------------
Sir Peter Bonfield

/s/ MARSHA B. CONGDON                                Director
---------------------------------------
Marsha B. Congdon

/s/ JAMES R. FIEBIGER                                Director
---------------------------------------
James R. Fiebiger

/s/ DAVID A. HODGES                                  Director
---------------------------------------
David A. Hodges

/s/ KEVIN C. MCDONOUGH                               Director
---------------------------------------
Kevin C. McDonough


/s/ FONTAINE K. RICHARDSON                           Director
---------------------------------------
Fontaine K. Richardson

                                INDEX TO EXHIBITS


        4.1 Restated Articles of Incorporation of the Registrant, as amended. Incorporated by reference to Exhibit 4A to Mentor Graphics' Registration Statement on Form S-3 (Registration No. 33-23024) and Exhibit 3B to Mentor Graphics' Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

        4.2 Bylaws of the Registrant. Incorporated by reference to Exhibit 3C to Mentor Graphics' Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

        4.3 Rights Agreement, dated as of February 10, 1999, between Mentor Graphics Corporation and American Stock, Transfer & Trust Co. Incorporated by reference to Exhibit 4.1 to Mentor Graphics' Current Report on Form 8-K filed on February 19, 1999.

        5.1     Opinion of counsel.

        23.1    Consent of Arthur Andersen LLP.

        23.2    Consent of KPMG LLP.

        23.3    Consent of counsel (included in Exhibit 5.1).

        24.1 Power of Attorney (incorporated by reference in the signature page to the Registration Statement).

        99.1    Virtual Machine Works, Inc. 1994 Incentive Stock Option Plan.

        99.2    IKOS Systems, Inc. 1995 Stock Option Plan.

        99.3    IKOS Systems, Inc. 1995 Outside Directors Stock Option Plan.

        99.4    IKOS Systems, Inc. 2000 Nonstatutory Stock Option Plan.